Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 16, 2026, with respect to the financial statements of the subaccounts that comprise COLI VUL-2 Series Account, incorporated herein by reference, and to the reference to our firm under the heading “Independent Auditors” in the Statement of Additional Information.

/s/ KPMG LLP

Birmingham, Alabama

April 21, 2026